                                                                     EXHIBIT 1.1

                                   USEC INC.
                            (A DELAWARE CORPORATION)

                           % SENIOR NOTES DUE 200[  ]





                               PURCHASE AGREEMENT





[                             ], 1999

                                        [                           ], 1999


Merrill Lynch, Pierce, Fenner &
         Smith Incorporated
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
NationsBanc Montgomery Securities LLC
Blaylock & Partners, L.P.
as Representatives of the
several Underwriters
c/o Merrill Lynch & Co.
         Merrill Lynch, Pierce,
         Fenner & Smith Incorporated
         North Tower
         World Financial Center
         New York, New York 10281-1209

Ladies and Gentlemen:

     USEC Inc., a Delaware corporation (the "COMPANY"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and each of the other Underwriters named in Schedule A hereto (collectively, the "UNDERWRITERS", which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Merrill Lynch, J.P. Morgan Securities Inc., Lehman Brothers Inc., NationsBanc Montgomery Securities LLC and Blaylock & Partners, L.P. are acting as representatives (in such capacity, the "REPRESENTATIVES"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in
said Schedule A of $[       ] million aggregate principal amount of the
Company's   % Senior Notes due 200[  ] (the "SECURITIES").  The Securities are
to be issued pursuant to an indenture dated as of       [                   ],
1999 (the "INDENTURE") between the Company and First Union National Bank, as trustee (the "TRUSTEE").

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this

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Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the "PROSPECTUS" (including in the case of all references to the Registration Statement or the Prospectus, documents incorporated by reference therein). If the Company has filed an
abbreviated registration statement to register additional   % Senior Notes due
200[ ] pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

                 (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                 (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration





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         Statement or the Prospectus based upon information relating to any
         Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act.

                 (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. As used herein, "subsidiary" and "subsidiaries" refers to the Company's subsidiaries (either individually or collectively, as the context may require) listed on Exhibit A hereto.

                 (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

                 (e) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company.

                 (f) The Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, when duly executed and





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         delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 (g) The Securities have been duly authorized and, on the Closing Date (as defined in Section 3), will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                 (h) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed as exhibits to the Registration Statement.

                 (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities, will not contravene any provision of applicable law or the charter or by-laws of the Company or any agreement or other instrument binding upon the Company and its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company and its subsidiaries, and, except as described in the Prospectus, no material consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the





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         Company of its obligations under this Agreement, the Indenture and the
         Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

                 (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                 (k) There are no material legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party, or of which the Company's or and of its subsidiaries' property is the subject, that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                 (l) Except as described in the Prospectus, the Company and its subsidiaries have all necessary consents, authorizations, approvals, clearances, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities (including, without limitation, the Nuclear Regulatory Commission and the Occupational Safety and Health Administration), all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (m) Except as described in the Prospectus, the Company or its subsidiaries own, or have the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently





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         employed by the Company and its subsidiaries in connection with the business now operated by the Company and its subsidiaries, and, except as described in the Prospectus, none of the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (n) Each preliminary prospectus publicly filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                 (o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "INVESTMENT COMPANY" as such term is defined in the Investment Company Act of 1940, as amended.

                 (p) Except as described in the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (q) Except as described in the Prospectus, to the best of the Company's knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related





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         constraints on operating activities and any potential liabilities to third parties) that would, after taking into account existing indemnities from the United States Department of Energy and after giving effect to the Privatization Act, Chapter 1, Title 3 of Public Law 104-134, and the Energy Policy Act of 1992, Public Law 102-486, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (r) Except as described in the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries or, to the knowledge of the Company, of Lockheed Martin Utility Services, Inc. exists, or, to the knowledge of the Company, is imminent that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (s) The Company, its subsidiaries and each other person or entity that, together with the Company and its subsidiaries, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "CODE") (each such person or entity being an "ERISA AFFILIATE"), comply in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA") if and to the extent applicable. The Company, its subsidiaries and each ERISA Affiliate comply in all material respects with the Code, if and to the extent applicable, with respect to each pension plan (as defined in Section 3(2) of ERlSA) maintained by the Company, its subsidiaries or such ERISA Affiliate, and none of the Company, its subsidiaries or any of their respective ERISA Affiliates has incurred any material liability to any pension plan or to the Pension Benefit Guaranty Corporation that has not been fully paid as of the date hereof.

                 (t) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (l) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principals and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and
         (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.





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         2.      AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

         3. PAYMENT AND DELIVERY. Payment for the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (New York City time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "CLOSING DATE").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

         Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date. The Securities, which may be in temporary form, will be made available for examination





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and packaging by the Representatives in the City of New York not later than
10:00 a.m. (New York City time) on the business day prior to the Closing Date.

         4. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

                 The several obligations of the Underwriters are subject to the following further conditions:

                 (a) (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                          (ii)    As of the Closing Date, the Securities shall
                 be rated at least [     ] by Moody's Investor's Service Inc.
                 and [      ] by Standard & Poor's Ratings Group, and the
                 Company shall have delivered to the Representatives a letter dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "NATIONALLY RECOGNIZED STATISTICAL RATING AGENCY", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt.

                 (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the





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         Company, to the effect set forth in Section 4(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date (the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened).

                 (c) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto.

                 (d) The Underwriters shall have received on the Closing Date an opinion of Robert J. Moore, Esq., Senior Vice President and General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit C hereto.

                 (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (iii), (iv), (v), (vii), (ix) (as to the statements in the Prospectus under "DESCRIPTION OF THE NOTES" and "UNDERWRITING") and (xiii) set forth in Exhibit B hereto.

                 The opinions of Skadden, Arps, Slate, Meagher & Flom LLP and Robert J. Moore, Esq. described in paragraphs (c) and (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                 (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "COMFORT LETTERS" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "CUT-OFF DATE" not earlier than the date hereof.





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         5.      COVENANTS OF THE COMPANY. In further consideration of the
agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                 (a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 p.m. New York City time on the business day following the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                 (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. The expense of complying with this
         Section 6(c) shall be borne by the Company in respect of any





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         amendment or supplement required during the nine-month period after effectiveness of the Registration Statement and by the Underwriters thereafter.

                 (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                 (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of Merrill Lynch.

         6. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, all expenses incident to the performance of the Company's obligations under this Agreement will be paid or caused to be paid by the Company, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(d) hereof,





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including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, which are not expected to exceed $5,000, (iv) all filing fees, if any, incurred in connection with the review and qualification of the offering by the National Association of Securities Dealers, Inc., (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "ROAD SHOW" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses of the Company associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "INDEMNITY AND CONTRIBUTION", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

         7. INDEMNITY AND CONTRIBUTION. (a) From and after the Closing Date, the Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through





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you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability unless such failure is the result of non-compliance by the Company with Section 5(a) hereof.

                 (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this
         Section 7, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Merrill Lynch. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                 (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this
         Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

                 (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto, and not joint.

                 (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities;

         8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule A bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased by all of the Underwriters, and arrangements satisfactory to you and the Company for the purchase of such Securities and are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.

         If this Agreement shall be terminated by the Underwriters, or any of them because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. APPLICABLE LAW. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with the internal laws of the State of New York, without giving effect to the provisions thereof relating to conflicts of law.

         12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                             Very truly yours,


                             USEC Inc., a Delaware corporation


                             By:
                                -----------------------------------------------
                                  Name:
                                  Title:



Accepted as of the date hereof

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
NationsBanc Montgomery Securities LLC
Blaylock & Partners, L.P.

Acting severally on behalf of themselves and the several Underwriters named in Schedule A hereto.

By: Merrill Lynch, Pierce,
         Fenner & Smith Incorporated


By:
   -----------------------------------------
     Name:
     Title:

                                   SCHEDULE A


                                  Underwriters

                                                                     Principal Amount of
                 Underwriter                                     Securities to be Purchased
                 -----------                                     --------------------------
Merrill Lynch, Pierce, Fenner & Smith
Incorporated  . . . . . . . . . . . . . . . . . . . . . .           $

J.P. Morgan Securities Inc. . . . . . . . . . . . . . . .

Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . .

NationsBanc Montgomery Securities LLC . . . . . . . . . .

Blaylock & Partners, L.P. . . . . . . . . . . . . . . . .



[Names of other Underwriters]

Total . . . . . . . . . . . . . . . . . . . . . . . . . .          $

                                   SCHEDULE B

                                   USEC Inc.

                          % Senior Notes due 200[   ]



        1. The initial public offering price of the Securities shall be __% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

        2. The purchase price to be paid by the Underwriters for the Securities shall be __% of the principal amount thereof.

        3.       The interest rate on the Securities shall be __% per annum.





                                    Sch B-1

                                   EXHIBIT A


SUBSIDIARIES OF USEC INC.



Name of Subsidary                                State of Incorporation
-----------------                                ----------------------

United States Enrichment Corporation             Delaware

USEC Services Corporation                        Delaware

USEC Overseas, Inc.                              U.S. Virgin Islands

                                   EXHIBIT B

         Opinions to be delivered by Skadden, Arps, Slate, Meagher & Flom LLP


                          (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                          (ii) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company its subsidiaries, taken as a whole;

                          (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                          (iv) the Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                          (v) the Securities are in the form contemplated by the Indenture, have been duly authorized by the Company, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Securities), the Securities have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture;

                          (vi) the Indenture has been duly qualified under the Trust Indenture Act;

                          (vii) the Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus;

                          (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement will not contravene any provision of applicable law or the charter or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and, except as described in the Prospectus, no material consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities or which are not required to be obtained, made or taken prior to the date hereof;

                          (ix) the statements (A) in the Prospectus under the caption, "DESCRIPTION OF THE NOTES" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                          (x) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "INVESTMENT COMPANY" as such term is defined in the Investment Company Act of 1940, as amended;

                          (xi) each of the Registration Statement, as of the Effective Date, and the Prospectus, as of its date, appeared on its face to have been appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that such counsel does not: (i) express any opinion as to the financial statements and related notes, schedules and other financial and statistical data included in or excluded from the Registration Statement or the Prospectus or (ii) except as set forth in clause (x) above, assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus;

                          (xii) (A) except as provided in the Prospectus, and based solely upon such counsel's review of the Search Reports dated October 23, 1995 and May 24, 1996 provided by Thomson and Thomson, an independent trademark search company, the Company and its subsidiaries own or have the right to use the trademark "USEC" (the "TRADEMARK") in connection with the business of uranium enrichment in all areas within the United States where such mark is in use. Such counsel may note that, in the United States, trademark rights can accrue based on use of a mark without benefit of registration, and that the Thomson and Thomson search reveals only such users of similar marks and only such information about such users that appear in Thomson and Thomson's databases. Accordingly, there may be additional information or prior users of similar marks which is not revealed in the Thomson and Thomson search reports, providing a basis for a third party to assert superior rights in the Trademark; and (B) except as set forth in the Prospectus, to such counsel's knowledge, none of the Company or any of its subsidiaries has received any notice from a third party, which remains unresolved, as to infringement of or conflict with asserted rights of others with respect to any patents, patent rights, licenses, inventions, copyrights, knowhow (including trade secrets or other unpatented and/or unpatentable propriety or confidential information, systems or procedures), trademarks, service marks and trade names, which, singly or in the aggregate, would be likely to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole; and

                          (xiii)  no facts have come to such counsel's
                 attention that have caused such counsel to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, as of its date and as of the date of the opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except that such counsel expresses no opinion or belief with respect to the financial statements and related notes, schedules and other financial and statistical data included in or excluded from the Registration Statement or the Prospectus, the exhibits to the Registration Statement or that part of the Registration Statement that constitutes the Form T-1 heretofore referred to.

                                   EXHIBIT C

                    Opinions to be delivered by Robert J. Moore, Esq.


                          (i) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                          (ii) except as described in the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries or, to the knowledge of such counsel, of Lockheed Martin Utility Services, Inc. exists, or, to such counsel's knowledge, is imminent that could have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                          (iii) except as described in the Prospectus, the Company and its subsidiaries have, to such counsel's knowledge, all necessary consents, authorizations, approvals, clearances, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities (including, without limitation, the Nuclear Regulatory Commission and the Occupational Safety and Health Administration), all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to conduct their respective business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

                          (iv) except as described in the Prospectus, to such counsel's knowledge, each of the Company and its subsidiaries (A) is in compliance with any and all applicable Environmental Laws, (B) has received all permits, consents, authorizations, clearances, orders, certificates, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, consent, authorization, clearance, order, certificate, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, consents, authorizations, clearances, orders, certificates, licenses or other approvals or failure to comply with the terms and conditions of such permits, certificates, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.





                                      C-2